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                                                                     EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Limited, Inc. on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049,
33-22844, 33-44041, 33-49871 and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832 and 33-53366 of our report dated
February 26, 1996, except for paragraph 11 in Note 1 and Note 9, as to which the date is March 18, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Limited, Inc. and Subsidiaries as of February 3, 1996, and January 28, 1995, and for the fiscal years ended February 3, 1996, January 28, 1995, and January 29, 1994, which report is included in this Annual Report on Form 10-K.



                                                COOPERS & LYBRAND L.L.P.





Columbus, Ohio
May 1, 1996